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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF UNITED CITIES GAS COMPANY



                                                                                    STATE OF
                             NAME                                                 INCORPORATION          PERCENT OF STOCK
                             ----                                                 -------------          ----------------
United Cities Gas Storage Company...................................                Delaware                   100%


UCG Energy Corporation..............................................                Delaware                   100%

United Cities Propane Gas of Tennessee, Inc. (wholly-
  owned subsidiary of UCG Energy Corporation).......................               Tennessee                   100%

UCG Leasing, Inc. (wholly-owned subsidiary
  of UCG Energy Corporation)........................................                Georgia                    100%